UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d)

of The Securities Exchange Act of 1934

Date of report (Date of earliest event reported): October 19, 2020

Pennsylvania Real Estate Investment Trust

(Exact Name of Registrant as Specified in its Charter)

Pennsylvania	001-6300	23-6216339
(State or Other Jurisdiction of Incorporation or Organization)	(Commission File Number)	(IRS Employer Identification No.)

One Commerce Square 2005 Market Street, Suite 1000 Philadelphia, Pennsylvania	19103
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (215) 875-0700

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Shares of Beneficial Interest, par value $1.00 per share	PEI	New York Stock Exchange
Series B Preferred Shares, par value $0.01 per share	PEIPrB	New York Stock Exchange
Series C Preferred Shares, par value $0.01 per share	PEIPrC	New York Stock Exchange
Series D Preferred Shares, par value $0.01 per share	PEIPrD	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 2.04	Triggering Events That Accelerate or Increase a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement.

On October 19, 2020, PREIT, PREIT Associates, L.P. and PREIT-RUBIN, Inc. (collectively with PREIT and PREIT Associates, L.P., the “Borrower”) received letters from Wells Fargo Bank, National Association (“Wells Fargo”), as administrative agent, regarding alleged events of default with respect to (i) the Seven-Year Term Loan Agreement, dated as of January 8, 2014 (as amended through the date hereof, the “7-Year Term Loan Agreement”) with Wells Fargo and the other financial institutions signatory thereto, (ii) the Amended and Restated Credit Agreement, dated May 24, 2018 (as amended through the date hereof, the “Revolving/TL Credit Agreement”) with Wells Fargo and the other financial institutions signatory thereto, and (iii) the Credit Agreement, dated August 11, 2020 (as amended through the date hereof, the “Bridge Credit Agreement” and together with the 7-Year Term Loan Agreement and the Revolving/TL Credit Agreement, the “Credit Agreements”) with Wells Fargo and the financial institutions signatory thereto and their assignees, in addition to a letter from the Consenting Lenders under the Restructuring Support Agreement, dated as of October 7, 2020, among the Company Parties (as defined in the RSA) and the lenders party thereto (as amended, the “RSA”) regarding a breach of the RSA (together with the letters described above, the “Reservation Letters”). The Reservation Letter in respect of the RSA asserts that the Company Parties’ failure to commence the Chapter 11 Cases (as defined in the RSA) on or before October 18, 2020 constituted a breach of their obligations under the RSA. The Reservation Letter in respect of the Bridge Credit Agreement asserts that an event of default has occurred thereunder as a result of the alleged breach of the Company Parties’ obligations under the RSA. The remaining Reservation Letters allege that an event of default occurred under the Bridge Credit Agreement, in turn triggering alleged cross-defaults under each of the 7-Year Term Loan Agreement and the Revolving/TL Credit Agreement. The Reservation Letter in respect of each Credit Agreement states that interest will accrue on the outstanding principal balance of the Borrower’s loans under such Credit Agreement at the increased Post-Default Rate (as defined in such Credit Agreement) beginning on October 19, 2020. The Reservation Letters specify that the lenders have not waived their rights and remedies under the Credit Agreements or the RSA (as applicable), and that they expressly reserve all available rights and remedies thereunder and applicable law.

The Borrower has responded to Wells Fargo that it disputes the lenders’ characterization of the situation described in the Reservation Letters and that no breach of the RSA or event of default under any of the Credit Agreements has occurred.

Item 8.01	Other Events

The Company is engaged in good-faith discussions with its lenders regarding an amendment to the RSA pursuant to which the Requisite Consenting Lenders and Requisite Consenting Bridge Lenders would agree, for a limited period and subject to terms and conditions to be set forth in such amendment, (i) to extend the date by which the Company Parties would be required to commence any potential Chapter 11 Cases and (ii) not to exercise remedies in respect of the alleged breach under the RSA and events of default under the Credit Agreements. All capitalized terms used in Item 8.01 of this Current Report on Form 8-K and not otherwise defined herein have the meanings ascribed to such terms in the RSA.

Forward Looking Statements

This current report contains certain forward-looking statements that can be identified by the use of words such as “anticipate,” “believe,” “estimate,” “expect,” “project,” “intend,” “may” or similar expressions. Forward-looking statements relate to expectations, beliefs, projections, future plans, strategies, anticipated events, trends and other matters that are not historical facts. These forward-looking statements reflect our current views about future events, achievements and results and are subject to risks, uncertainties and changes in circumstances that might cause future events, achievements or results to differ materially from those expressed or implied by the forward-looking statements. Such factors include, but are not limited to, the ability to confirm and consummate a plan of reorganization in accordance with the terms of the RSA; risks attendant to the bankruptcy process, including our ability to obtain court approvals with respect to motions filed in the Chapter 11 Cases, the outcomes of court rulings and the Chapter 11 Cases in general and the length of time that we may be required to operate in bankruptcy; the effectiveness of the overall restructuring activities pursuant to the Chapter 11 Cases and any additional strategies that we may employ to address our liquidity and capital resources; the actions and decisions of creditors, regulators and other third parties that have an interest in the Chapter 11 Cases, which may interfere with the ability to confirm and consummate a plan of reorganization; restrictions on us due to the terms of any interim and final orders that we may seek from the Bankruptcy Court authorizing our use of cash collateral securing the indebtedness under the Bridge Credit Agreement; our ability to achieve forecasted revenue and pro forma leverage ratio and generate free cash flow to further reduce indebtedness; our ability to manage our business through the impacts of the COVID-19 pandemic, a weakening of global economic and financial conditions, changes in governmental regulations and related compliance and litigation costs and the other factors discussed in the sections entitled “Item 1A. Risk Factors” in our Annual Report on Form 10-K for the year ended December 31, 2019 and in our Quarterly Report on Form 10-Q for the quarterly period ended June 30, 2020. We do not intend to update or revise any forward-looking statements to reflect new information, future events or otherwise.

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PENNSYLVANIA REAL ESTATE INVESTMENT TRUST

Date: October 23, 2020	By:	/s/ Lisa M. Most
Lisa M. Most
Executive Vice President, Secretary and General Counsel